EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made this the 11th day of September, 2001, by and between Breda Telephone Corp., an Iowa Corporation, hereinafter referred to as "Breda", and Bob Boeckman, the Chief Operations Officer and Co-Chief Executive Officer, hereinafter referred to as "Bob".

     WHEREAS, Bob is presently employed by Breda pursuant to an Employment Agreement dated the 1st day of April, 2000, and

     WHEREAS, the parties hereto desire to terminate that agreement and enter into a new agreement based on the terms and conditions set forth below.

     NOW, therefore in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

     1. Termination of Old Employment Agreement. The parties hereto agree that the old Employment Agreement shall be terminated concurrently with the execution of this agreement and shall be of no further force or effect. The parties hereto waive and release all rights that they may have under the old Employment Agreement as of the date hereof.

     2. Employment and Duties. Breda employs Bob in the capacity as Chief Operations Officer and Co-Chief Executive Officer, subject to the control of the Board of Directors. Bob shall perform such other and additional duties as shall be assigned to him from time to time by such Board of Directors.

     3. Compensation. During the term of this agreement, Breda shall pay Bob a salary and bonus as follows:

          (a) Salary. Bob's yearly salary shall be $82,560.00, payable in accordance with Breda's regular payroll procedures.

          (b) Bonus. The system for determining a bonus for Bob has been established by the Board of Directors. A copy of the procedure is attached hereto and marked as "Attachment A", and made a part hereof. The final determination as to the amount of the bonus rests solely in the discretion of the Board of Directors. However, the Board does hereby agree that the methodology and procedures will follow the guidelines as outlined in the "Attachment A".

     4. Other Employee Benefits. Bob shall be entitled to all employee benefits extended, from time to time, to all full time employees of Breda.


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     5. Extent of Service.  Bob shall devote his entire  attention and energy to the business and affairs of Breda, and should not be engaged in any other business activity, whether or not such business activity is a pursuit for gain, profit or other pecuniary advantage, unless Breda consents to Bob's involvement in such business activity. This restriction shall not be construed as preventing Bob from investing his assets in a form or manner that would not require Bob's services in the operation of any of the company in which such investments are made.

     6. Term. The term of this agreement shall begin on the date this document is executed, and shall terminate on the 1st day of April, 2002.

     7. Termination Without Cause. Breda may terminate this agreement at any time, without cause, by giving thirty (30) days written notice to Bob. In that event, if requested by Breda, Bob shall continue to render his services and shall be paid his regular compensation up to the date of termination. In addition, Bob shall be paid on the date of termination the severance allowance equal to the amount remaining to be paid under this contract.

     Bob may terminate this agreement, at any time, by giving sixty (60) days notice to Breda. In that event, Breda shall pay Bob his compensation up to the date of termination. Bob shall not be entitled to any severance payment and will not be considered for any performance upon his voluntary termination.

     8. Termination for Cause. Breda may terminate this agreement for cause upon five (5) days written notice to Bob stating the reason for said termination. Matters which would be considered terminable for cause would include, but not be limited to:

          (a)  Fraud or theft;
          (b)  Falsifying records;
          (c)  Refusal to carry out a specific order of the Board of Directors;
          (d)  Abuse, discrimination, or harassment of another employee;
          (e)  Unauthorized dissemination of records or information;
          (f)  Divulging confidential information;
          (g)  Possession of illegal drugs or weapons while on Breda property;
          (h) Conviction of a crime, the nature of which would be calculated to render an employee undesirable as a co-manager and detrimental to the best interest of the company; and
          (i) Using or possessing intoxicants or narcotics of any kind while on company premises or being at work under the influence of such substances.

     9. Illness or disability. If Bob is absent from his employment by reason of illness or other incapacity for more than twenty-six (26) consecutive weeks, Breda may, after such twenty-six (26) consecutive weeks, but only if Bob then fails to return to active employment with Breda, terminate Bob's employment by furnishing him with notice of termination. Breda shall pay Bob


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compensation  during  any period of illness or  incapacity  in  accordance  with
Breda's sick pay policy then in effect.

     10. Death. If Bob's employment terminates by reason of his death, Breda shall only be obligated to make the payments required under its pension plan.

     11. Restrictive Covenants. During the term of this agreement, and for a period of one (1) year hereafter, Bob shall not, either as an individual or on his own account, or as a partner, joint venture, employee, agent, officer, director or shareholder, directly or indirectly (a) enter into or engage in any business competitive with that of Breda within fifty (50) mile area in which Breda is then doing business; and (b) solicit or attempt to solicit any of Breda's customers with the intent or purpose to perform services for such customers which are the same or similar to those provided to the customer by Breda, or to sell to such customers goods which are the same or similar to those provided to customers by Breda.

     12. Confidential Information. Bob acknowledges and agrees that all information of a technical or business nature, such as know how, trade secrets, business plans, data, processes, techniques, customer information, inventions, discoveries and devices, acquired by Bob in the course of his employment under this agreement, is valuable, proprietary information of Breda. Bob agrees that such confidential information whether in written, verbal or model form shall not be disclosed to anyone outside of the employment of Breda, without Breda's written consent.

     13. Return of Documents. Upon the termination of Bob's employment with or without cause, Bob shall immediately return and deliver to Breda and shall not retain any originals or copies of any books, papers, price lists, customer contacts, bids, customer lists, files, notebooks or any other documents containing any of the confidential information or otherwise relating to Bob's performance of duties under this agreement. Bob further acknowledges and agrees that all such documents are Breda's sole and exclusive property.

     14. Expenses. Bob is authorized to incur only such expenses for promoting and continuing Breda's business as Breda may from time to time deem reasonable and appropriate. Breda will reimburse Bob for all such expenses upon Bob's presentation of receipts and an itemized accounting therefore.

     15. Construction of Agreement. This agreement shall be interpreted, constructed and governed by and under the laws of the State of Iowa. If any provision or clause of this agreement or the application thereof to either party is held to be invalid by a court of competent jurisdiction, then such provision shall be severed therefrom and such invalidity shall not effect any other provision of this agreement.

          (a) In the event that the provisions of paragraph 11 shall ever be deemed to exceed the time or geographical limits permitted by applicable law, then such


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               provision shall be reformed to the maximum time and  geographical limits permitted by applicable law.

          (b) The representations, warranties, covenants and agreements of the parties shall be revived continuously during the Term, or in consideration of the compensation paid to Bob, and shall survive the termination of this agreement.

          (c) This agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no understandings, representations or warranties of any kind between the parties except as expressly set forth herein.

          (d) Neither this agreement nor any right or obligation of Bob hereunder may be assigned by Bob without the prior written consent of Breda.

          (e) Subject thereto, this agreement and the covenants and conditions herein contained shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.


                                           BREDA TELEPHONE CORP.


/s/ Bob Boeckman                           /s/ Clifford Neumeyer, Vice President
------------------------------------       -------------------------------------
Bob Boeckman


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                                 "Attachment A"
                            Performance Bonus Rating
                              Calendar Year Results

Title:                        COO / Co-CEO
Period in Review:             April 1, 2001 to March 31, 2002
Eligibility:                  COO / Co-CEO on payroll through calendar year 2001
Initial Reviewers:            Board of Directors Compensation Committee
Approval:                     Full Board of Directors
Payout Timing:                Following Annual Stockholders' Meeting

                          Company Performance Measures

Key Stakeholders:                          Below       As Expected     Above
-----------------                         (0 pts.)       (1 pts.)     (2 pts.)

      Employees
                                         ---------      ---------     ---------
      Board of Directors
                                         ---------      ---------     ---------
      Increase Operating Revenue
                                         ---------      ---------      --------
      Customer Base
                                         ---------      ---------      --------
      Technology
                                         ---------      ---------     ---------
      Contingency Plan
                                         ---------      ---------      --------
      Pursuit of New Products, Services
                                         ---------      ---------      --------
      and Opportunities

                         Individual Performance Measures

Customer Relationships / Professionalism of Staff:
--------------------------------------------------

                                           Below      As Expected     Above
                                          (0 pts.)      (3 pts.)     (6 pts.)

Equal Responsibility of COO / CFO
                                         ---------     ---------     --------

          a.   Time in office equalized
          b.   Equal use of vacation
          c. Prioritize time to be more responsive to business and management decisions
          d. Develop COO position to take more responsibility for day-to day operation

Total Performance Bonus                  ---------     ---------     --------
         Max Bonus Potential                 0%            10%          20%


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Comments:_______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________



Key Manager Annual Performance Bonus recommendation for the year of _________, by the Compensation Committee Directors (signatures / dates below).


___________________________                   __________________________________



___________________________                   __________________________________


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